Exhibit 99.2

 Q4 2020 Earnings Presentation  January 22, 2021

 Safe Harbor Statements  Forward-Looking StatementsAll statements, other than statements of historical fact, included in this presentation and any oral statements made regarding the subject of this presentation that address activities, events or developments that Reliant Bancorp, Inc. (the “Company”) expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company upholding its credit quality, the Company's credit quality remaining strong and being a source of strength, the Company having strong momentum as it enters 2021, management’s optimism about the Company's future, and the Company’s strategy for 2021. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the Company’s future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others: (1) the global health and economic crisis precipitated by the coronavirus (COVID-19) pandemic, (2) actions taken by governments, businesses and individuals in response to the coronavirus (COVID-19) pandemic, (3) the pace of recovery when the coronavirus (COVID-19) pandemic subsides, (4) the possible recurrence of the coronavirus (COVID-19), (5) changes in political conditions or the legislative or regulatory environment, including governmental initiatives affecting the financial services industry such as, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (or CARES Act), (6) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated, (7) increased levels of other real estate, primarily as a result of foreclosures, (8) the impact of liquidity needs on our results of operations and financial condition, (9) competition from financial institutions and other financial service providers, (10) the effect of interest rate increases on the cost of deposits, (11) unanticipated weakness in loan demand or loan pricing, (12) greater than anticipated adverse conditions in the national economy or local economies in which we operate, including in Middle Tennessee, (13) lack of strategic growth opportunities or our failure to execute on available opportunities, (14) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (15) economic crises and associated credit issues in industries most impacted by the coronavirus (COVID-19) pandemic, including the restaurant, hospitality and retail sectors, (16) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, (17) our ability to effectively manage problem credits, (18) our ability to successfully implement efficiency initiatives on time and with the results projected, (19) our ability to successfully develop and market new products and technology, (20) the impact of negative developments in the financial industry and United States and global capital and credit markets, (21) our ability to retain the services of key personnel, (22) our ability to adapt to technological changes, (23) risks associated with litigation, including reputational and financial risks and the applicability of insurance coverage, (24) the vulnerability of Reliant Bank’s computer and information technology systems and networks, and the systems and networks of third parties with whom the Company or Reliant Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches and interruptions, (25) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments, (26) adverse impacts (including costs, fines, reputational harm, or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions, (27) the risk that expected cost savings and revenue synergies from (a) the merger of the Company and Tennessee Community Bank Holdings, Inc. ("TCB Holdings") (the “TCB Holdings Transaction”) or (b) the merger of the Company and First Advantage Bancorp ("FABK") (the “FABK Transaction” and, together with the TCB Holdings Transaction, collectively, the “Transactions”), may not be realized or may take longer than anticipated to be realized, (28) the effect of the Transactions on our customer, supplier, or employee relationships and operating results (including without limitation difficulties in maintaining relationships with employees and customers), as well as on the market price of the Company’s common stock, (29) the risk that the businesses and operations of TCB Holdings and its subsidiaries and of FABK and its subsidiaries cannot be successfully integrated with the business and operations of the Company and its subsidiaries or that integration will be more costly or difficult than expected, (30) the amount of costs, fees, expenses, and charges related to the Transactions, including those arising as a result of unexpected factors or events, (31) reputational risk associated with and the reaction of our customers, suppliers, employees, or other business partners to the Transactions, (32) the risk associated with Company management’s attention being diverted away from the day-to-day business and operations of the Company to the integration of the Transactions, and (33) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.  Non-GAAP Financial MeasuresThis presentation contains certain financial measures that are not measures recognized under generally accepted accounting principles (“GAAP”) and, therefore, are considered non-GAAP financial measures. Members of Company management use these non-GAAP financial measures in their analysis of the Company’s performance, financial condition, and efficiency of operations. Management of the Company believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods, and demonstrate the effects of significant gains and charges in the periods presented. Management of the Company also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding underlying operating performance and identifying and analyzing ongoing operating trends. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the non-GAAP financial measures discussed herein are calculated may differ from the manner in which measures with similar names are calculated by other companies. You should understand how other companies calculate their financial measures similar to, or with names similar to, the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures.The non-GAAP measures in this presentation include “adjusted net interest margin (NIM),” “bank segment adjusted efficiency ratio,” “allowance for loan losses plus unaccreted purchased loan discounts to total loans,” “adjusted pre-tax pre-provision income,” “return on average tangible common equity (ROATCE),“ “tangible book value per common share (TBVPS),“ “tangible common equity to tangible assets (TCE/TA),” “bank segment adjusted net income,” “bank segment adjusted noninterest expense,” “adjusted diluted earnings per share (EPS),” “adjusted annualized return on average assets (ROAA),” and “adjusted annualized return on average tangible common equity (ROATCE).”   1

Q4 2020 Financial Highlights & Results

Financial Highlights

- Consistent earnings growth; Diluted EPS for the quarter increased 97% year-over-year to $0.73.
  - *Quarterly net income included $2.8 million of pre-tax, net purchase accounting accretion ($0.12 increase to Diluted EPS).*
- Adjusted NIM(1) increased 73 bps to 4.09% year over year and 11 bps from the linked quarter in the midst of a challenging interest rate environment.
  - *Loans held for investment declined 2% from the linked quarter. However, loan yields, excluding purchase accounting accretion, increased 4 bps over the linked quarter.*
  - *Noninterest-bearing demand deposits continued to grow faster than overall deposits, accounting for 22% of all deposits at December 31, 2020. Cost of funds declined 7 bps from the linked quarter to 0.72%.*
- Bank segment adjusted efficiency ratio, has improved 25% over the prior year to 47.2% for the fourth quarter as we continue to leverage our expense base and grow income.
- Asset quality metrics remain strong.
  - *Allowance for loan loss and unaccreted purchased loan discounts comprised 1.62% of total loans, at December 31, 2020. Charge-offs during the quarter were minimal.*
- Liquidity and capital levels provide a solid foundation for future growth.
- Noninterest income during the quarter (BOLI proceeds) provided the opportunity to a) restructure our balance sheet, improving future NIM and, b) accelerate projects and related expenses into 2020, improving our infrastructure and future expense run rate.

Financial Results

$ in millions, except per share data

Profitability (Q4'20):		
Net Income	$	12.2
Adjusted Pre-tax Pre-provision Income(1)	*$*	*17.3*
Diluted EPS	$	0.73
ROAA (2)		1.60 %
ROAE (2)		15.48 %
ROATCE (1,2)		19.38 %
Efficiency Ratio		54.9 %
Bank Segment Adjusted Efficiency Ratio (1)		*47.2 %*
Net Interest Margin		4.48 %
Adjusted Net Interest Margin (1)		*4.09 %*
Balance Sheet (12/31/20):		
Total Loans	$	2,301
Total Deposits	$	2,579
TBVPS (1)	*$*	*15.39*
TCE/TA (1)		*8.65 %*
Asset Quality (12/31/20):		
NPAs to Total Assets		0.31 %
Net Charge-Offs (Recoveries) to Average Loans(2)		0.03 %
Allowance for Loan Loss to Total Loans		0.90 %

Note:
1. Non-GAAP measure. Refer to appendix for "reconciliation of non-GAAP financial measures."
2. Annualized.

Reliant BANCORP, INC.

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 Adjusted Net Interest Margin (1)  Note: $ in millions, unless otherwise specified. Data for the three months ended each respective quarter. Non-GAAP measure. Refer to appendix for “reconciliation of non-GAAP financial measures.”  3

 Bank Segment Performance Continues to Improve   Bank Segment - Adjusted Net Income (1, 2)  Note: $ in millions, unless otherwise specified. Data as of or for the three months ended each respective quarter or twelve months ended each respective year. The Bank Segment includes all entities included in the Consolidated Financial Statements other than Reliant Mortgage Ventures, LLC.Non-GAAP measure. Refer to appendix for “reconciliation of non-GAAP financial measures.”  Bank Segment - Adjusted Noninterest Expense (1, 2)  4          51.8%

 Delivering Shareholder Value  Reported and Adjusted Diluted EPS(1)  Tangible Book Value per Share(1)  Reported and Adjusted ROAA(1,2)  Reported and Adjusted ROATCE(1,2)  Note: Data as of or for the three months ended each respective quarter. 1. Non-GAAP measure. Refer to appendix for “reconciliation of non-GAAP financial measures.”2. Annualized.    Reported Metrics    Adjustments due to merger expenses  5

     Balancing Growth and Profitability                Coupon + Fees:  Loan Portfolio (1)  Note: $ in millions, unless otherwise specified. Data as of or for the three months ended each respective quarter or twelve months ended each respective year. Does not include loans held for sale. Increase in Manufactured Housing loans due to acquisition of First Advantage Bank. Increase in PPP loans due to government stimulus program.  Loan Yields  (2)  6      4.67%  4.66%  4.96%  5.15%  5.10%  5.02%  5.10%  5.11%  5.13  %    CAGR: 36.3%

   Diverse Deposit Portfolio Mix  Cost of IB Deposits:  Cost of Funds:  Note: $ in millions, unless otherwise specified. Data as of or for the three months ended each respective quarter or twelve months ended each respective year.   Wholesale and Institutional Deposits  0.49%  0.73%  1.16%  1.67%  1.37%  0.99%  0.82%  0.70%  0.40%  0.61%  0.96%  1.42%  1.11%  0.79%  0.62%  0.51%  0.43%  0.66%  1.07%  1.48%  1.30%  0.91%  0.79%  0.72%  Total Deposits  % of Total Deposits:            Wt. Avg. Cost:  Wt. Avg. Duration (Months):  1.85%  1.13%  0.37%  0.33%  0.25%            2.04  1.96  3.91  3.48  4.61  Cost of Total Deposits:  7    24.7%  20.1%  13.9%  14.8%  12.1  %    CAGR: 35.5%

 Well Capitalized and Strong Liquidity Position  Note: $ in millions, unless otherwise specified. December 31, 2020 capital ratios are estimated, as applicable regulatory reports have not yet been filed.  8  Liquidity Sources   Mar-20  Jun-20  Sep-20   Consolidated Capital Ratios (1)    4.0% Tier I Leverage Minimum Capital Adequacy   Liquidity Metrics      Tier I leverage  10.4%    9.7%    8.9  %  Common equity Tier 1  11.6%    10.6%    10.2  %  Tier I risk-based capital  12.4%    11.3%    10.7  %  Total risk-based capital  13.3%    16.0%    14.0%

 Disciplined Credit Culture  Allowance for Loan Loss + Purchase Discounts(1)  Net Charge-Offs (Recoveries) / Average Loans(2)  Nonperforming Assets / Total Assets  Note: Data as of or for the three months ended each respective quarter.Non-GAAP measure. Refer to appendix for “reconciliation of non-GAAP financial measures.”Data has been annualized     9

 Diversified CRE Portfolio  C&D Portfolio  Commercial Real Estate Portfolio  Note: $ in millions, unless otherwise specified. Data as of or for the three months ended each respective quarter.  124%  120%  99%  105%  101%  198%  199%  204%  192%  183%  Outstanding balance as a % of Total Capital  10

 11  Hospitality Portfolio – Granular Portfolio with Conservative Credit Profile  Note: Data as of or for the three months ended December 31, 2020 (1) Represents committed loan amount.  Local vs. National (1)  Term vs. Construction (1)  Portfolio Highlights  Hotel Flags (1)  4.86% of Total Portfolio(1)Portfolio totals as of Q4 ’20: Term: $95.1 million, 32 borrowers with an average loan size of $3.5 millionConstruction: 5 projects totaling $45.2 million with $16.7 million fundedPrimarily limited-service national franchisesStrong LTVs and DSCRsWeighted average LTV – 58.61% Weighted average DSCR – 2.19xNo nonperforming loans in segmentNo charge-offs in categories in 2019 or 2020Average seasoning of 61 monthsAll secured by first liens on real estate and FFE   (Pre-Covid-19)    ($mm)    Term      Construction    Total Oustanding    $95.1      $16.7    Total Committed    $95.1      $45.2    Avg. LTV    62.10%    54.41%    ($mm)    Local      National    Total Oustanding    $7.6      $104.2    Total Committed    $7.6      $132.7    Avg. LTV    62.84%    59.42  %  Avg. DSCR    1.35x      1.62x      ($mm)    Full Portfolio  Total Oustanding    $111.8  Total Committed    $140.3  Total Entities    32  Average Exposure per Entity    $4.4

 12  Retail CRE Portfolio  Note: Data as of or for the three months ended December 31, 2020 Represents committed loan amounts.  Total $93.7 million  Total $124.4 million  Portfolio Statistics  Burger King  Non-Owner-Occupied by Property Type (1)   Term vs. Construction (1)  Portfolio Highlights  Construction by Property Type (1)  No past dues in categories at 12/31/2020No charge-offs in categories in 2019 or 2020Retail Anchored Tenants (Primarily Publix, CVS, Large National Retailers) Avg. Loan Size - $3.4 million Committed Balance - $37.6 millionAvg. DSCR – 1.09xAvg. LTV – 50.74%Retail Non-Anchored Tenants - 154 CustomersAvg. Loan Size - $1.04 million Committed Balance - $163 millionAvg. DSCR – 2.78xAvg. LTV – 58.68%Retail Single Credit Tenant (Largest Concentration – Dollar General, AT&T)Committed Balance - $38 million Avg. DSCR – 1.33xAvg. LTV – 57.60%  DSCR and ‘Other’ brand numbers under progress  Show % of total  Show % of total  TBU  TBU – Restaurant Data    ($mm)    Term      Construction    Total Oustanding    $233.1      $19.9    Total Committed    $239.3      $24.6    Avg. LTV    64.07%    76.69%  ($mm)    Retail Non-Anchored Tenants    Retail SIngle-Credit Tenant    Retail Anchored Tenants  Total Oustanding    $155.0    $37.2    $37.5  Total Committed    $165.0    $38.0    $37.6  Avg. DSCR    2.77x    1.3x    1.09x    ($mm)    Retail Non-Anchored Tenants    Retail SIngle-Credit Tenant    Retail Anchored Tenants  Total Oustanding    $15.8    $1.1    $3.0  Total Committed    $19.7    $1.8    $3.1  Avg. DSCR    1.58x    1.43x    1.51x

 13  Providing Relief to Customers - Loan Modifications  Modification levels subsided substantially in the third and fourth quarter  ($ in thousands)  Initial Modification Request through May 31, 2020            Second Modification Requests through September 30, 2020            Second Modification Requests through December 31, 2020            Amount      % of Total      Amount      % of Total      Amount      % of Total    C&I   $  34,851    1.5%    $  6,095    0.3%    $  96    —  %  Church / Consumer / Medical  24,809      1.1%    —      —  %    —      —  %  CRE   291,232      12.9%    1,916      0.1%    1,400      0.1  %  Hospitality   96,047      4.3%    15,993      0.7%    21,179      0.9  %  Multifamily   14,757      0.7%    —      —  %    —      —  %  Restaurant   54,067      2.4%    —      —  %    —      —  %  Manufactured Housing  14,887      0.7%    —      —  %    329      —  %  Total Modifications  $  530,650    23.6%    $  24,004    1.1%    $  23,004    1.0  %  Portfolio Totals at Each Period End   $  2,258,390          $  2,338,064          $  2,300,783

Our Strategy for 2021

- Hire selectively to prepare for future growth
- Build out and optimize digital channel - the following initiatives are part of our digital roadmap:
  - Branch appointment booking and lobby queue management that is integrated into the website, online banking and the mobile app
  - Customer support using chat and SMS integrated into the website, online banking and the mobile app
  - A full redesign of the website with a focus on personalized interactions
- Pursue coveted M&A opportunities
- Ongoing focus on asset quality, organic earning-asset generation, and improved funding mix
- Leverage market presence in new markets as well as markets gained through acquisitions
- Branch transformation project
- Noninterest expense control

Reliant BANCORP, INC.

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 Appendix

 16  Reconciliation of Non-GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures

(Dollars in thousands, except per share data)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Tangible common equity to tangible assets:					
Tangible common equity:					
Total shareholders' equity	$ 321,972	$ 307,086	$ 295,543	$ 234,672	$ 223,753
Less: intangible assets	(65,743)	(63,326)	(63,351)	(61,209)	(50,912)
Tangible common equity	$ 256,229	$ 243,760	$ 232,192	$ 173,463	$ 172,841
Tangible assets:					
Total assets	$ 3,026,535	$ 3,044,512	$ 2,991,612	$ 2,177,788	$ 1,901,842
Less: intangible assets	(65,743)	(63,326)	(63,351)	(61,209)	(50,912)
Tangible assets	$ 2,960,792	$ 2,981,186	$ 2,928,261	$ 2,116,579	$ 1,850,930
Tangible common equity to tangible assets:	8.65 %	8.18 %	7.93 %	8.20 %	9.34 %
Tangible book value per share:					
Tangible common equity	$ 256,229	$ 243,760	$ 232,192	$ 173,463	$ 172,841
Total shares of common stock oustanding	16,654,409	16,634,572	16,631,604	12,014,495	11,206,254
Tangible book value per share	$ 15.39	$ 14.65	$ 13.96	$ 14.44	$ 15.42
Allowance for loan losses plus unaccreted loan purchase discounts:					
Allowance for loan losses	$ 20,636	$ 19,834	$ 18,237	$ 15,121	$ 12,578
Unaccreted loan purchase discounts	16,634	18,939	21,939	4,586	2,909
Allowance for loan losses plus unaccreted loan purchase discounts:	$ 37,270	$ 38,773	$ 40,176	$ 19,707	$ 15,487
Total loans	2,300,783	2,357,898	2,317,324	1,619,703	1,409,952
Allowance for loan losses plus unaccreted purchased loan discounts to total loans	1.62 %	1.64 %	1.73 %	1.22 %	1.10 %

Reliant BANCORP, INC.

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18  Segment Income Statements & Reconciliation of Non-GAAP Financial Measures